UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 11, 2024

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.450% Senior Notes due 2027	AMT 27C	New York Stock Exchange
0.400% Senior Notes due 2027	AMT 27D	New York Stock Exchange
4.125% Senior Notes due 2027	AMT 27F	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
0.875% Senior Notes due 2029	AMT 29B	New York Stock Exchange
0.950% Senior Notes due 2030	AMT 30C	New York Stock Exchange
4.625% Senior Notes due 2031	AMT 31B	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
1.250% Senior Notes due 2033	AMT 33	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 14, 2024, Raymond P. Dolan notified the Corporate Secretary of American Tower Corporation (the “Company”) of his decision to not stand for re-election at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Dolan’s decision to not stand for re-election did not involve any disagreements with the Company. Mr. Dolan is currently a member of the Compensation Committee of the Board of Directors (the “Board”) of the Company and will continue his service on such committee until the Annual Meeting.

Also on March 14, 2024, Samme L. Thompson notified the Corporate Secretary of the Company of his decision to not stand for re-election at the Annual Meeting. Mr. Thompson’s decision to not stand for re-election did not involve any disagreements with the Company. Mr. Thompson is currently a member of the Nominating and Corporate Governance Committee of the Board of the Company and will continue his service on such committee until the Annual Meeting.

(d) On March 14, 2024, the Board elected Neville R. Ray as a director, effective immediately. The Board has not determined committee appointments for Mr. Ray at this time. In accordance with the Company’s Amended and Restated By-Laws, Mr. Ray will serve as a director until the Annual Meeting and until his successor is duly elected and qualified.

Mr. Ray most recently served as T-Mobile USA’s President of Technology until 2023. Mr. Ray joined T-Mobile USA (then VoiceStream) in April 2000 and from December 2010 to November 2019, served as its Chief Technology Officer. Prior to that, Mr. Ray served as Network Vice President for Pacific Bell Mobile Services. Mr. Ray currently serves on the board of directors, compensation committee and environmental, social and governance committee of Ziff Davis, Inc., a vertically focused digital media and internet company. He also serves on the U.S. President’s National Security Telecommunications Advisory Committee (NSTAC). Mr. Ray has served as Chairperson of the Board of Governors of 5G Americas as well as the Vice Chairman of the Cellular Telecommunications Industry Association (CTIA). In addition, he has served as a member of the National Telecommunications and Information Administration’s Commerce Spectrum Management Advisory Committee (CSMAC) and the Federal Communications Commission’s Communications Security, Reliability and Interoperability Council (CSRIC).

For his service on the Board, Mr. Ray will receive the Company’s standard compensation for non-employee directors.

A copy of the press release (“Press Release”) announcing the appointment of Mr. Ray to the Board is filed herewith as Exhibit 99.1.

(e) On March 11, 2024, the Compensation Committee of the Board approved revised forms of award agreement (the “Award Agreements”) for grants of performance-based restricted stock units (“PSUs”) pursuant to the Company’s 2007 Equity Incentive Plan, as amended, to include relative total shareholder return (“Relative TSR”), as measured against the real estate investment trust (REIT) constituents included in the S&P 500 Index, as an additional performance measure for a three-year performance period. Previously, awards under the Company’s long-term incentive program were based on Adjusted Funds From Operations attributable to the Company’s common stockholders per share (“Attributable AFFO per Share”) and Return on Invested Capital (“ROIC”), weighted 70% and 30% respectively. Beginning with PSUs granted in 2024, vesting will be determined in part based on Relative TSR, weighted at 20%, with Attributable AFFO per Share and ROIC weighted at 50% and 30%, respectively, each for a three-year performance period.

Copies of the Award Agreements for the PSUs are filed herewith as Exhibit 10.1 and Exhibit 10.2, and the foregoing description of the forms of award agreement is qualified in its entirety by reference to the terms and provisions thereof.

Item 8.01    Other Events.

On March 14, 2024, the Board declared a cash distribution of $1.62 per share of the Company’s common stock, payable on April 26, 2024 to the stockholders of record at the close of business on April 12, 2024.

A copy of the Press Release announcing the quarterly distribution is filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1
Form of Notice of Grant of Performance-Based Restricted Stock Units Agreement (U.S. Employee) (For grants made beginning February 28, 2024) Pursuant to the American Tower Corporation 2007 Equity Incentive Plan, as amended.

10.2
Form of Notice of Grant of Performance-Based Restricted Stock Units Agreement (Non-U.S. Employee) (For grants made beginning February 28, 2024) Pursuant to the American Tower Corporation 2007 Equity Incentive Plan, as amended.

99.1	Press Release, dated March 14, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	March 14, 2024	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer